UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2014 (September 11, 2014)

ICON Income Fund Nine Liquidating Trust
 (Exact Name of Registrant as Specified in Charter)

Delaware	000-50217	80-6245802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    Effective September 11, 2014, Christine H. Yap, age 44, a Senior Director of ICON Capital, LLC, the managing trustee of the Registrant (the “Managing Trustee”), was promoted to the position of the Managing Trustee’s Principal Financial and Accounting Officer.  Ms. Yap replaces Nicholas A. Sinigaglia in such role.

    Ms. Yap joined the Managing Trustee in May 2013 as a Senior Director of Accounting and Finance. Ms. Yap was previously a Vice President and Fund Controller at W.P. Carey Inc. from October 2011 to December 2012. Prior to W.P. Carey, from June 1997 to October 2011, Ms. Yap was employed by PricewaterhouseCoopers LLP, rising to the level of Director. Ms. Yap received a B.S. in Accounting from Meredith College and an M.S. in Accounting from the University of Rhode Island and is a certified public accountant.

    There is no family relationship between Ms. Yap and any other director or executive officer of the Managing Trustee or any person nominated or chosen by the Managing Trustee to become a director or executive officer.  There are no transactions in which Ms. Yap has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON INCOME FUND NINE LIQUIDATING TRUST
By: ICON CAPITAL, LLC, its Managing Trustee

Dated: September 15, 2014	By: /s/ Michael A. Reisner
Michael A. Reisner
Co-President and Co-Chief Executive Officer